Exhibit 23.5

American Appraisal China Limited 1506 Dah Sing Financial Centre 108 Gloucester Road / Wanchal / Hong Kong Tel: +852 2511 5200 Fax: +852 2511 9626 Leading / Thinking / Performing

November 23, 2007

Mr. Sidney Huang

Chief Financial Officer

VanceInfo Technologies Inc.

3/F, Building 8, Zhongguancun Software Park,

Haidian District, Beijing, China

Postal code: 100094

Subject:	WRITTEN CONSENT TO REFERENCE AMERICAN APPRAISAL CHINA LIMITED VALUATION IN F-1 FILING OF VANCEINFO TECHNOLOGIES INC.

Dear Mr. Huang:

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports (the “Reports”) addressed to the board of VanceInfo Technologies Inc. (the “Company”) in the Company’s Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission.

In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the SEC thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

In giving our opinion of values, we relied on the accuracy and completeness of the financial statements and other data relating to the Company provided to us by the Company and its representatives. We did not audit or independently verify such financial statements or the data provided to us and take no responsibility for the accuracy of such information. Our Reports are one component used by the Company in reaching its determination as to fair value.

Yours faithfully,

/s/ American Appraisal
AMERICAN APPRAISAL CHINA LIMITED

Valuation / Transaction Consulting / Real Estate Advisory / Fixed Asset Management